UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 1, 2025

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 1, 2025, the Board of Directors (the “Board”) of Braemar Hotels & Resorts Inc. (the “Company”) appointed Ms. Kellie Sirna to the Board, effective immediately, to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. The Board has determined that Ms. Sirna is an independent director under New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. Ms. Sirna has not been appointed to serve on any committee of the Board.

Ms. Sirna, age 46, is the owner and principal of Design 11 Studio, LLC (“Studio 11 Design”), a full-service interior design firm for the hospitality and leisure industries. Studio 11 Design was founded in 2011 and focuses on two verticals: Brand Bottega, a brand identity and design component, as well as Lou Verne by Studio 11 Design, an in-house creative team specializing in art curation, creation and styling. Ms. Sirna has worked in the design industry for more than two decades. She serves on the Hospitality Design Magazine board and has judged the HD Awards and Wave of the Future Awards. She’s a gold-level recipient of American Business Awards’ Woman of the Year and has been covered as a leading entrepreneur by various notable media outlets including Boutique Design, Hospitality Design, CNN, Conde Nast Traveler, Forbes, and the Wall Street Journal.

Ms. Sirna will be eligible to receive compensation for her service on the Board consistent with that provided to all non-employee directors, which is described under the caption “Board of Directors and Committees - Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2024, as adjusted by the Board from time to time. Studio 11 Design previously entered into a consulting services agreement with Ashford Inc., the Company’s advisor, pursuant to which Ashford Inc. will pay Studio 11 Design an annualized rate of $85,000 per year. The initial term of the consulting services agreement is four years.

Studio 11 Design has previously been engaged by Ashford Inc. and certain of its affiliates to provide interior design and art curation, creation and styling services. On August 24, 2022, Ms. Sirna became the sole member of Studio 11 Design. Prior to that date, Ms. Sirna was a co-member with a 50% membership interest in Studio 11 Design. In 2022, 2023 and 2024, Studio 11 Design received $339,511, $145,623 and $12,710, respectively, in gross revenues from the provision of such services. Studio 11 Design subsequently refunded $336,547 of such gross revenues, of which $219,511 and $117,036 related to gross revenues received by Studio 11 Design in 2022 and 2023, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: April 7, 2025	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary